SUBSIDIARY GUARANTY AGREEMENT SUPPLEMENT

        SUBSIDIARY GUARANTY AGREEMENT SUPPLEMENT, dated as of April 19, 2004 (the “Supplement”), made by User Technology Associates, Inc., a Virginia corporation (the “New Guarantor”), in favor of Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined in the Guaranty Agreement referred to below) for the ratable benefit of itself and the Lenders (as defined in the Guaranty Agreement referred to below).

        Section 1.    Reference is hereby made to the Subsidiary Guaranty Agreement dated as of November 26, 2002 (as amended, restated supplemented or otherwise modified as of the date hereof, the “Guaranty Agreement”), made by certain subsidiaries of DigitalNet Holdings, Inc. (“Holdings”) and DigitalNet, Inc. (the “Borrower”) party thereto on the Closing Date or otherwise joined as a party thereto (such subsidiaries collectively, the “Guarantors”, and each, a “Guarantor”), in favor of the Administrative Agent for the benefit of itself and the Lenders. This Supplement supplements the Guaranty Agreement, forms a part thereof and is subject to the terms thereof. Capitalized terms used and not defined herein shall have the meanings given thereto or referenced in the Guaranty Agreement.

        Section 2.    The New Guarantor hereby agrees to unconditionally guarantee to the Administrative Agent, for the ratable benefit of itself and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) of all Obligations of the Borrower to the same extent and upon the same terms and conditions as are contained in the Guaranty Agreement.

        Section 3.    The New Guarantor hereby agrees that by executing this Supplement it is a party to the Guaranty Agreement as if a signatory thereto on the Closing Date of the Credit Agreement, and the New Guarantor shall comply with all of the terms, covenants, conditions and agreements and hereby makes each representation and warranty, in each case set forth therein. The New Guarantor agrees that the “Subsidiary Guaranty Agreement”, “Guaranty Agreement” or “Guaranty” as used therein or in any other Loan Documents shall mean the Guaranty Agreement as supplemented hereby.

        Section 4.    The New Guarantor hereby acknowledges it has received a copy of the Guaranty Agreement and that it has read and understands the terms thereof.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned hereby causes this Supplement to be executed and delivered as of the date first above written.

USER TECHNOLOGY ASSOCIATES, INC.
By: /s/ Ken S. Bajaj
Name: Ken S. Bajaj
Title: Chief Executive Officer and President